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                                                                    EXHIBIT 23.8

             [LETTERHEAD OF DELOITTE TOUCHE TOHMATSU APPEARS HERE]

11th November, 1996

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-11987 of International Wireless Communications Inc. of our report dated 1st November 1996 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte Touche Tohmatsu
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   DELOITTE TOUCHE TOHMATSU